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Exhibit 10.4

LOCK-UP LETTER AGREEMENT

May    , 2006

Digital Generation Systems, Inc.
750 West John Carpenter Freeway
Suite 700
Irving, TX 75039

  Re:
  FASTCHANNEL NETWORK MERGER

Ladies and Gentlemen:

        THIS LOCK-UP LETTER AGREEMENT (this "Agreement") is made as of the            day of May, 2006 by and among (i) Digital Generation Systems, Inc., a Delaware corporation (the "Company"), and (ii) CrossPoint Venture Partners and its affiliates who are signatories hereto (collectively, "CrossPoint").

        As you are aware, the Company and FastChannel Network, Inc. ("FCN") are consummating a merger transaction (the "Merger") pursuant to that certain Second Amended and Restated Agreement and Plan of Merger, dated as of April 14, 2006 (the "Merger Agreement"), as a result of which, among other things, the holders of FCN common and preferred stock (including CrossPoint) will receive shares of common stock, par value $0.001 per share, of the Company (the "Common Stock").

        Because CrossPoint's entry into this Agreement is a condition to the Company's obligations to consummate the transactions contemplated by the Merger Agreement, CrossPoint hereby irrevocably agrees as follows with respect all shares of Common Stock it will receive in the Merger and any other shares of Common Stock now or hereafter beneficially owned by CrossPoint:

        (i)    that CrossPoint will not, without the prior written consent of the Company, directly or indirectly, during a period of at least one hundred eighty (180) days from the date of this Agreement (the "Lock-Up Period"), issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Securities Exchange Act of 1934, as amended), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company; and

        (ii)   that CrossPoint authorizes the Company during the Lock-Up Period to cause the transfer agent (1) to decline to transfer and/or (2) to note stop transfer restrictions on the transfer books and records of the Company and/or (3) to place appropriate legends on the certificates with respect to any shares of Common Stock and any securities convertible into or exercisable or exchangeable for Common Stock for which the undersigned is the record holder and, in the case of any such share or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent (1) to decline to transfer and/or (2) to note stop transfer restrictions on such books and records with respect to such shares or securities and/or (3) to place appropriate legends on the certificates.

        The undersigned parties further agree, from the date hereof until the end of the Lock-Up Period, that the undersigned will not exercise and will waive his, her or its rights, if any, to require the Company to register its Common Stock and to receive notice thereof, and further acknowledges that the Company reserves the right to diligently pursue and prosecute any of the undersigned acting in contravention of the foregoing.

        The undersigned parties hereby represent and warrant that the undersigned has full power and authority to enter into this Agreement, and that, upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

Very truly yours,
CROSSPOINT VENTURE PARTNERS
By:	Name: Title:
[____________________________]
By:	Name: Title:
[____________________________]
By:	Name: Title:

Accepted and agreed as of
the date first written above:

DIGITAL GENERATION SYSTEMS, INC.

By:	Name: Title:

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LOCK-UP LETTER AGREEMENT